POWER OF ATTORNEY

The undersigned, BLACKROCK, INC., a corporation duly organized under the laws of the State of Delaware, United States (the "Principal"), does hereby make, constitute and appoint each of David B. Maryles, Matthew Fitzgerald, Karen Clark, Brian Kindelan, Rick F. Froio, Leif B. King and Josh LaGrange, acting severally, as its true and lawful attorneys-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Principal is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed on the Principal by any United States or non-United States governmental or regulatory authority in respect of Northeast Bancorp (or any successor issuer), including without limitation Forms 3, 4, 5 and 13F and Schedules 13D and 13G (and any successor form in respect of any of the foregoing) and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Principal might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any of Messrs. Maryles, Fitzgerald, Kindelan or Froio, or Ms. Clark, such person ceases to be an employee of BlackRock, Inc. or one of its affiliates, or, in respect of either of Mr. King or Mr. LaGrange, such person ceases to be affiliated with Skadden, Arps, Slate, Meagher & Flom LLP.  This power of attorney does not revoke or replace any other power of attorney that Principal has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 22 day of December, 2010.

BLACKROCK, INC

By:	/s/ David Munoz
	Name:	David Munoz
	Title:	Managing Director